News Release

Aflac Incorporated Announces Third Quarter Results,
Reports Third Quarter Net Losses of $93 Million,
Declares Fourth Quarter Cash Dividend

COLUMBUS, Ga. - October 30, 2024 - Aflac Incorporated (NYSE: AFL) today reported its third quarter results.

Total revenues were $2.9 billion in the third quarter of 2024, compared with $5.0 billion in the third quarter of 2023. Net losses were $93 million, or losses of $0.17 per diluted share, compared with earnings of $1.6 billion, or $2.64 per diluted share a year ago, primarily due to increased foreign exchange-related losses from yen strengthening by 12.9% during the quarter.

Net losses in the third quarter of 2024 included net investment losses of $1.4 billion, or $2.51 per diluted share, compared with net investment gains of $423 million, or $0.71 per diluted share a year ago. These net investment losses were driven by net losses of $1.4 billion on certain derivatives and foreign currency activities; net gains from sales and redemptions of $105 million; a $13 million gain from an increase in the fair value of equity securities; an $86 million increase in credit losses; and a $55 million impairment due to the anticipated sale of investments with unrealized losses.

Adjusted earnings* in the third quarter were $1.2 billion, compared with $1.1 billion in the third quarter of 2023, reflecting an increase of 10.6%. Adjusted earnings per diluted share* increased 17.4% to $2.16 in the quarter. Variable investment income ran $27 million below the company's long-term return expectations. The weaker yen/dollar exchange rate negatively impacted adjusted earnings per share by $0.03.

The average yen/dollar exchange rate in the third quarter of 2024 was 147.95, or 2.0% weaker than the average rate of 144.97 in the third quarter of 2023. For the first nine months, the average exchange rate was 150.60, or 8.1% weaker than the rate of 138.38 a year ago.

Shareholders’ equity was $24.8 billion, or $44.60 per share, at September 30, 2024, compared with $22.7 billion, or $38.63 per share, at September 30, 2023. Shareholders’ equity at the end of the third quarter included a cumulative decrease of $67 million for the effect of the change in discount rate assumptions on insurance reserves, compared with a corresponding cumulative decrease of $866 million at September 30, 2023 and a net unrealized gain on investment securities and derivatives of $537 million, compared with a net unrealized loss of $427 million at September 30, 2023. Shareholders’ equity at the end of the third quarter also included an unrealized foreign currency translation loss of $4.1 billion, compared with an unrealized foreign currency translation loss of $4.5 billion at September 30, 2023. The annualized return on average shareholders’ equity in the third quarter was (1.5)%.

For the first nine months of 2024, total revenues were down 9.4% to $13.5 billion, compared with $14.9 billion in the first nine months of 2023. Net earnings were $3.5 billion, or $6.23 per diluted share, compared with $4.4 billion, or $7.28 per diluted share, for the first nine months of 2023. Adjusted earnings for the first nine months of 2024 were $3.2 billion, or $5.64 per diluted share, compared with $3.0 billion, or $4.97 per diluted share, in 2023. Excluding the negative impact of $0.17 per share from the weaker yen/dollar exchange rate, adjusted earnings per diluted share increased 16.9% to $5.81 for the first nine months of 2024.

Shareholders’ equity excluding AOCI (or adjusted book value*) was $28.5 billion, or $51.21 per share at September 30, 2024, compared with $28.4 billion, or $48.44 per share, at September 30, 2023. The annualized adjusted return on equity excluding foreign currency impact* in the third quarter was 17.0%.

AFLAC JAPAN

In yen terms, Aflac Japan's net earned premiums were ¥255.4 billion for the quarter, or 10.5% lower than a year ago, mainly due to the changes in deferred profit liability including the impact from actuarial assumption updates, prior year internal cancer reinsurance transactions, as well as limited-pay policies reaching paid-up status. Adjusted net investment income increased 0.1% to ¥99.0 billion. Total adjusted revenues in yen declined 7.8% to ¥355.3 billion. Pretax adjusted earnings in yen for the quarter increased 25.5% on a reported basis to ¥158.7 billion, primarily due to lower benefits and expenses during the quarter, partially offset by lower net earned premiums. Pretax adjusted earnings increased 24.0% on a currency-neutral basis. The pretax adjusted profit margin for the Japan segment increased to 44.7%, compared with 32.8% a year ago, primarily due to higher remeasurement gains of ¥39.7 billion from unlocking assumptions.

For the first nine months, net earned premiums in yen were ¥792.6 billion, or 7.4% lower than a year ago. Adjusted net investment income increased 15.2% to ¥308.5 billion. Total adjusted revenues in yen were down 2.0% to ¥1.1 trillion. Pretax adjusted earnings were ¥413.8 billion, or 20.3% higher than a year ago.

In dollar terms, net earned premiums decreased 13.4% to $1.7 billion in the third quarter. Adjusted net investment income decreased 2.5% to $662 million. Total adjusted revenues declined by 10.6% to $2.4 billion. Pretax adjusted earnings increased 23.5% to $1.1 billion.

For the first nine months, net earned premiums in dollars were $5.2 billion, or 15.6% lower than a year ago. Adjusted net investment income increased 5.7% to $2.0 billion. Total adjusted revenues were down 10.6% to $7.3 billion. Pretax adjusted earnings were $2.7 billion, or 10.8% higher than a year ago.

For the quarter, total new annualized premium sales (sales) increased 12.3% to ¥17.5 billion, or $117 million, primarily reflecting sales of the new first sector product. For the first nine months, total new sales increased 4.4% to ¥46.9 billion, or $309 million.

AFLAC U.S.

Aflac U.S. net earned premiums increased 2.8% to $1.5 billion in the third quarter compared to the prior year, reflecting improved sales and continued improvement in persistency. Adjusted net investment income increased 0.5% to $210 million. Total adjusted revenues were up 1.4% to $1.7 billion. Pretax adjusted earnings were $350 million, 26.8% lower than a year ago, primarily due to higher benefits resulting from lower remeasurement gains and higher incurred claims. As a result, the pretax adjusted profit margin for the U.S. segment was 20.8%, compared with 28.8% a year ago.

For the first nine months, net earned premiums increased 2.7% to $4.4 billion. Adjusted net investment income increased 4.1% to $634 million. Total adjusted revenues were up 1.7% to $5.1 billion. Pretax adjusted earnings were $1.1 billion, or 9.2% lower than a year ago.

Aflac U.S. sales increased 5.5% in the quarter to $379 million, largely driven by premier group life, absence management and disability products, as well as cancer insurance. For the first nine months of the year, total new sales increased 1.0% to $1.0 billion.

CORPORATE AND OTHER

For the quarter, total adjusted revenues increased 95.7% to $225 million compared to the prior year primarily due to increasing total net earned premiums and adjusted net investment income, all of which reflect the impact of reinsurance transactions in the fourth quarter of 2023. Net investment income also benefited from a combination of higher rates and asset balances, as well as continued lower volume of tax credit investments. Total benefits and adjusted expenses increased $47 million compared to the prior year primarily as a result of the increased reinsurance activity. Pretax adjusted earnings were a gain of $15 million, compared with a loss of $49 million a year ago.

For the first nine months, total adjusted revenues increased 88.3% to $723 million. Pretax adjusted earnings were a gain of $36 million, compared with a loss of $107 million a year ago.

DIVIDEND AND CAPITAL RETURNED TO SHAREHOLDERS

The board of directors declared the fourth quarter dividend of $0.50 per share, payable on December 2, 2024 to shareholders of record at the close of business on November 20, 2024.

In the third quarter, Aflac Incorporated deployed $500 million in capital to repurchase 4.9 million of its common shares. At the end of September 2024, the company had 54.3 million remaining shares authorized for repurchase.

OUTLOOK

Commenting on the company’s results, Aflac Incorporated Chairman and Chief Executive Officer Daniel P. Amos stated: "I am pleased that Aflac delivered very solid adjusted earnings for the quarter and the first nine months. We have continued to actively concentrate on generating profitable growth in the U.S. and Japan with new products and distribution strategies. We believe our strategy will continue to create long-term value for shareholders.

"Looking at our operations in Japan, we have continued to focus on third sector products as well as introducing these policies to new and younger customers. While still in the very early stages, we were pleased with the initial introduction of our latest life insurance product that offers an asset formation component and a nursing care option. This drove the 12.3% sales increase for the quarter. This approach is in line with our strategy of connecting with younger customers to provide them with integrated financial protection and services through different life stages.

"In the U.S., we achieved 5.5% sales growth for the quarter, which is a welcome result as we enter the fourth quarter, which tends to be the heaviest enrollment period. At the same time, we continue to focus on more profitable growth and are seeing improvement in net earned premiums. We continue our prudent approach to expense management and maintaining a strong pretax margin.

"We continue to generate strong capital and cash flows while maintaining our commitment to prudent liquidity and capital management. We have been very pleased with our investments, which have continued to produce strong net investment income with minimal losses and impairments. I am very pleased that 2024 marks 42 consecutive years of dividend increases, a record we treasure. We remain committed to extending this record, supported by our financial strength. In the quarter, we repurchased $500 million in shares and intend to continue our balanced approach of investing in growth and driving long-term operating efficiencies."

*See Non-U.S. GAAP Financial Measures section for an explanation of foreign exchange and its impact on the financial statements and definitions of the non-U.S. GAAP financial measures used in this earnings release, as well as a reconciliation of such non-U.S. GAAP financial measures to the most comparable U.S. GAAP financial measures.

ABOUT AFLAC INCORPORATED

Aflac Incorporated (NYSE: AFL), a Fortune 500 company, has helped provide financial protection and peace of mind for nearly seven decades to millions of policyholders and customers through its subsidiaries in the U.S. and Japan. In the U.S., Aflac is the No. 1 provider of supplemental health insurance products.1 In Japan, Aflac Life Insurance Japan is the leading provider of cancer and medical insurance in terms of policies in force. The company takes pride in being there for its policyholders when they need us most, as well as being included in the World’s Most Ethical Companies by Ethisphere for 18 consecutive years (2024), Fortune’s World’s Most Admired Companies for 23 years (2024) and Bloomberg’s Gender-Equality Index for the fourth consecutive year (2023). In addition, the company became a signatory of the Principles for Responsible Investment (PRI) in 2021 and has been included in the Dow Jones Sustainability North America Index (2023) for 10 years. To find out how to get help with expenses health insurance doesn't cover, get to know us at aflac.com or aflac.com/espanol. Investors may learn more about Aflac Incorporated and its commitment to corporate social responsibility and sustainability at investors.aflac.com under “Sustainability.”

1 LIMRA 2023 U.S. Supplemental Health Insurance Total Market Report

A copy of Aflac’s financial supplement for the quarter can be found on the “Investors” page at aflac.com.

Aflac Incorporated will webcast its quarterly conference call via the “Investors” page of aflac.com at 8:00 a.m. (ET) on October 31, 2024.

Note: Tables within this document may not foot due to rounding.

AFLAC INCORPORATED AND SUBSIDIARIES CONDENSED INCOME STATEMENT
(UNAUDITED – IN MILLIONS, EXCEPT FOR SHARE AND PER-SHARE AMOUNTS)

THREE MONTHS ENDED SEPTEMBER 30,	2024	2023	% Change
Total revenues	$2,949	$4,950	(40.4)%
Benefits and claims, net	1,595	1,860	(14.2)
Total acquisition and operating expenses	1,262	1,285	(1.8)
Earnings before income taxes	92	1,805	(94.9)
Income taxes	185	236
Net earnings	$(93)	$1,569	(105.9)%
Net earnings per share – basic	$(0.17)	$2.65	(106.4)%
Net earnings per share – diluted	(0.17)	2.64	(106.4)
Shares used to compute earnings per share (000):
Basic	557,899	591,246	(5.6)%
Diluted	560,414	593,596	(5.6)
Dividends paid per share	$0.50	$0.42	19.0%

AFLAC INCORPORATED AND SUBSIDIARIES CONDENSED INCOME STATEMENT
(UNAUDITED – IN MILLIONS, EXCEPT FOR SHARE AND PER-SHARE AMOUNTS)

NINE MONTHS ENDED SEPTEMBER 30,	2024	2023	% Change
Total revenues	$13,524	$14,923	(9.4)%
Benefits and claims, net	5,527	6,108	(9.5)
Total acquisition and operating expenses	3,715	3,843	(3.3)
Earnings before income taxes	4,282	4,972	(13.9)
Income taxes	741	581
Net earnings	$3,541	$4,391	(19.4)%
Net earnings per share – basic	$6.26	$7.31	(14.4)%
Net earnings per share – diluted	6.23	7.28	(14.4)
Shares used to compute earnings per share (000):
Basic	565,757	600,991	(5.9)%
Diluted	568,216	603,419	(5.8)
Dividends paid per share	$1.50	$1.26	19.0%

AFLAC INCORPORATED AND SUBSIDIARIES CONDENSED BALANCE SHEET
(UNAUDITED – IN MILLIONS, EXCEPT FOR SHARE AMOUNTS)

SEPTEMBER 30,	2024	2023	% Change
Assets:
Total investments and cash	$115,601	$111,306	3.9%
Deferred policy acquisition costs	9,232	8,771	5.3
Other assets	3,609	5,034	(28.3)
Total assets	$128,442	$125,111	2.7%
Liabilities and shareholders’ equity:
Policy liabilities	$87,554	$86,028	1.8%
Notes payable and lease obligations	7,978	6,961	14.6
Other liabilities	8,080	9,453	(14.5)
Shareholders’ equity	24,830	22,669	9.5
Total liabilities and shareholders’ equity	$128,442	$125,111	2.7%
Shares outstanding at end of period (000)	556,717	586,897	(5.1)%

NON-U.S. GAAP FINANCIAL MEASURES

This document includes references to the Company’s financial performance measures which are not calculated in accordance with United States generally accepted accounting principles (U.S. GAAP) (non-U.S. GAAP). The financial measures exclude items that the Company believes may obscure the underlying fundamentals and trends in insurance operations because they tend to be driven by general economic conditions and events or related to infrequent activities not directly associated with insurance operations.

Due to the size of Aflac Japan, where the functional currency is the Japanese yen, fluctuations in the yen/dollar exchange rate can have a significant effect on reported results. In periods when the yen weakens, translating yen into dollars results in fewer dollars being reported. When the yen strengthens, translating yen into dollars results in more dollars being reported. Consequently, yen weakening has the effect of suppressing current period results in relation to the comparable prior period, while yen strengthening has the effect of magnifying current period results in relation to the comparable prior period. A significant portion of the Company’s business is conducted in yen and never converted into dollars but translated into dollars for U.S. GAAP reporting purposes, which results in foreign currency impact to earnings, cash flows and book value on a U.S. GAAP basis. Management evaluates the Company's financial performance both including and excluding the impact of foreign currency translation to monitor, respectively, cumulative currency impacts and the currency-neutral operating performance over time. The average yen/dollar exchange rate is based on the published MUFG Bank, Ltd. telegraphic transfer middle rate (TTM).

The company defines the non-U.S. GAAP financial measures included in this earnings release as follows:

•Adjusted earnings are adjusted revenues less benefits and adjusted expenses. Adjusted earnings per share (basic or diluted) are the adjusted earnings for the period divided by the weighted average outstanding shares (basic or diluted) for the period presented. The adjustments to both revenues and expenses account for certain items that are outside of management’s control because they tend to be driven by general economic conditions and events or are related to infrequent activities not directly associated with insurance operations. Adjusted revenues are U.S. GAAP total revenues excluding adjusted net investment gains and losses. Adjusted expenses are U.S. GAAP total acquisition and operating expenses including the impact of interest from derivatives associated with notes payable but excluding any non-recurring or other items not associated with the normal course of the Company’s insurance operations and that do not reflect the Company's underlying business performance. Management uses adjusted earnings and adjusted earnings per diluted share to evaluate the financial performance of the Company’s insurance operations on a consolidated basis and believes that a presentation of these financial measures is vitally important to an understanding of the underlying profitability drivers and trends of the Company’s insurance business. The most comparable U.S. GAAP financial measures for adjusted earnings and adjusted earnings per share (basic or diluted) are net earnings and net earnings per share, respectively.

•Adjusted earnings excluding current period foreign currency impact are computed using the average foreign currency exchange rate for the comparable prior-year period, which eliminates fluctuations driven solely by foreign currency exchange rate changes. Adjusted earnings per diluted share excluding current period foreign currency impact is adjusted earnings excluding current period foreign currency impact divided by the weighted average outstanding diluted shares for the period presented. The Company considers adjusted earnings excluding current period foreign currency impact and adjusted earnings per diluted share excluding current period foreign currency impact important because a significant portion of the Company's business is conducted in Japan and foreign exchange rates are outside management’s control; therefore, the Company believes it is important to understand the impact of translating foreign currency (primarily Japanese yen) into U.S. dollars. The most comparable U.S. GAAP financial measures for adjusted earnings excluding current period foreign currency impact and adjusted earnings per diluted share excluding current period foreign currency impact are net earnings and net earnings per share, respectively.

•Adjusted return on equity is adjusted earnings divided by average shareholders’ equity, excluding accumulated other comprehensive income (AOCI). Management uses adjusted return on equity to evaluate the financial performance of the Company’s insurance operations on a consolidated basis and believes that a presentation of this financial measure is vitally important to an understanding of the underlying profitability drivers and trends of the Company’s insurance business. The Company considers adjusted return on equity important as it excludes components of AOCI, which fluctuate due to market movements that are outside management's control. The most comparable U.S. GAAP financial measure for adjusted return on equity is return on average equity (ROE) as determined using net earnings and average total shareholders’ equity.

•Adjusted return on equity excluding foreign currency impact is adjusted earnings excluding the current period foreign currency impact divided by average shareholders’ equity, excluding AOCI. The Company considers adjusted return on equity excluding foreign currency impact important as it excludes changes in foreign currency and components of AOCI, which fluctuate due to market movements that are outside management's control. The most comparable U.S. GAAP financial measure for adjusted return on equity excluding foreign currency impact is return on average equity (ROE) as determined using net earnings and average total shareholders’ equity.

•Amortized hedge costs/income represent costs/income incurred or recognized as a result of using foreign currency derivatives to hedge certain foreign exchange risks in the Company's Japan segment or in Corporate and other. These amortized hedge costs/income are estimated at the inception of the derivatives based on the specific terms of each contract and are recognized on a straight-line basis over the contractual term of the derivative. The Company believes that amortized hedge costs/income measure the periodic currency risk management costs/income related to hedging certain foreign currency exchange risks and are an important component of net investment income. There is no comparable U.S. GAAP financial measure for amortized hedge costs/income.

•Adjusted book value is the U.S. GAAP book value (representing total shareholders’ equity), less AOCI as recorded on the U.S. GAAP balance sheet. Adjusted book value per common share is adjusted book value at the period end divided by the ending outstanding common shares for the period presented. The Company considers adjusted book value and adjusted book value per common share important as they exclude AOCI, which fluctuates due to market movements that are outside management’s control. The most comparable U.S. GAAP financial measures for adjusted book value and adjusted book value per common share are total book value and total book value per common share, respectively.

•Adjusted book value including unrealized foreign currency translation gains and losses is adjusted book value plus unrealized foreign currency translation gains and losses. Adjusted book value including unrealized foreign currency translation gains and losses per common share is adjusted book value plus unrealized foreign currency translation gains and losses at the period end divided by the ending outstanding common shares for the period presented. The Company considers adjusted book value including unrealized foreign currency translation gains and losses, and its related per share financial measure, important as they exclude certain components of AOCI, which fluctuate due to market movements that are outside management's control; however, it includes the impact of foreign currency as a result of the significance of Aflac’s Japan operation. The most comparable U.S. GAAP financial measures for adjusted book value including unrealized foreign currency translation gains and losses and adjusted book value including unrealized foreign currency translation gains and losses per common share are total book value and total book value per common share, respectively.

•Adjusted net investment income is net investment income adjusted for i) amortized hedge cost/income related to foreign currency exposure management strategies and certain derivative activity, and ii) net interest income/expense from foreign currency and interest rate derivatives associated with certain investment strategies, which are reclassified from net investment gains and losses to net investment income. The Company considers adjusted net investment income important because it provides a more comprehensive understanding of the costs and income associated with the Company’s investments and related hedging strategies. The most comparable U.S. GAAP financial measure for adjusted net investment income is net investment income.

•Adjusted net investment gains and losses are net investment gains and losses adjusted for i) amortized hedge cost/income related to foreign currency exposure management strategies and certain derivative activity, ii) net interest income/expense from foreign currency and interest rate derivatives associated with certain investment strategies, which are both reclassified to net investment income, and iii) the impact of interest from derivatives associated with notes payable, which is reclassified to interest expense as a component of total adjusted expenses. The Company considers adjusted net investment gains and losses important as it represents the remainder amount that is considered outside management’s control, while excluding the components that are within management’s control and are accordingly reclassified to net investment income and interest expense. The most comparable U.S. GAAP financial measure for adjusted net investment gains and losses is net investment gains and losses.

RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS
(UNAUDITED – IN MILLIONS, EXCEPT FOR PER-SHARE AMOUNTS)

THREE MONTHS ENDED SEPTEMBER 30,	2024	2023	% Change

Net earnings	$(93)	$1,569	(105.9)%

Items impacting net earnings:
Adjusted net investment (gains) losses	1,347	(504)
Other and non-recurring (income) loss	—	(3)
Income tax (benefit) expense on items excluded from adjusted earnings	(43)	33

Adjusted earnings	1,211	1,095	10.6%
Current period foreign currency impact [1]	16	N/A
Adjusted earnings excluding current period foreign currency impact [2]	$1,228	$1,095	12.1%

Net earnings per diluted share	$(0.17)	$2.64	(106.4)%

Items impacting net earnings:
Adjusted net investment (gains) losses	2.40	(0.85)
Other and non-recurring (income) loss	—	(0.01)
Income tax (benefit) expense on items excluded from adjusted earnings	(0.08)	0.06

Adjusted earnings per diluted share	2.16	1.84	17.4%
Current period foreign currency impact [1]	0.03	N/A
Adjusted earnings per diluted share excluding current period foreign currency impact [2]	$2.19	$1.84	19.0%
1    Prior period foreign currency impact reflected as “N/A” to isolate change for current period only.
2    Amounts excluding current period foreign currency impact are computed using the average foreign currency exchange rate for the comparable prior-year period, which eliminates fluctuations driven solely by foreign currency exchange rate changes.

RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS
(UNAUDITED – IN MILLIONS, EXCEPT FOR PER-SHARE AMOUNTS)

NINE MONTHS ENDED SEPTEMBER 30,	2024	2023	% Change

Net earnings	$3,541	$4,391	(19.4)%

Items impacting net earnings:
Adjusted net investment (gains) losses	(411)	(1,363)
Other and non-recurring (income) loss	1	(38)
Income tax (benefit) expense on items excluded from adjusted earnings	76	12

Adjusted earnings	3,207	3,001	6.9%
Current period foreign currency impact [1]	97	N/A
Adjusted earnings excluding current period foreign currency impact [2]	$3,304	$3,001	10.1%

Net earnings per diluted share	$6.23	$7.28	(14.4)%

Items impacting net earnings:
Adjusted net investment (gains) losses	(0.72)	(2.26)
Other and non-recurring (income) loss	—	(0.06)
Income tax (benefit) expense on items excluded from adjusted earnings	0.13	0.02

Adjusted earnings per diluted share	5.64	4.97	13.5%
Current period foreign currency impact [1]	0.17	N/A
Adjusted earnings excluding current period foreign currency impact [2]	$5.81	$4.97	16.9%
1 Prior period foreign currency impact reflected as “N/A” to isolate change for current period only.
2    Amounts excluding current period foreign currency impact are computed using the average foreign currency exchange rate for the comparable prior-year period, which eliminates fluctuations driven solely by foreign currency exchange rate changes.

RECONCILIATION OF NET INVESTMENT (GAINS) LOSSES TO ADJUSTED NET INVESTMENT (GAINS) LOSSES
(UNAUDITED – IN MILLIONS)

THREE MONTHS ENDED SEPTEMBER 30,	2024	2023	% Change

Net investment (gains) losses	$1,408	$(423)	(432.9)%

Items impacting net investment (gains) losses:
Amortized hedge costs	(7)	(26)
Amortized hedge income	25	25
Net interest income (expense) from derivatives associated with certain investment strategies	(88)	(90)
Impact of interest from derivatives associated with notes payable[1]	8	10

Adjusted net investment (gains) losses	$1,347	$(504)	(367.3)%
1    Amounts are included with interest expenses that are a component of adjusted expenses.

RECONCILIATION OF NET INVESTMENT INCOME TO ADJUSTED NET INVESTMENT INCOME
(UNAUDITED – IN MILLIONS)

THREE MONTHS ENDED SEPTEMBER 30,	2024	2023	% Change

Net investment income	$1,006	$1,004	0.2%

Items impacting net investment income:
Amortized hedge costs	(7)	(26)
Amortized hedge income	25	25
Net interest income (expense) from derivatives associated with certain investment strategies	(88)	(90)

Adjusted net investment income	$936	$915	2.3%

RECONCILIATION OF NET INVESTMENT (GAINS) LOSSES TO ADJUSTED NET INVESTMENT (GAINS) LOSSES
(UNAUDITED – IN MILLIONS)

NINE MONTHS ENDED SEPTEMBER 30,	2024	2023	% Change

Net investment (gains) losses	$(239)	$(1,101)	(78.3)%

Items impacting net investment (gains) losses:
Amortized hedge costs	(19)	(148)
Amortized hedge income	87	92
Net interest income (expense) from derivatives associated with certain investment strategies	(265)	(239)
Impact of interest from derivatives associated with notes payable[1]	25	33

Adjusted net investment (gains) losses	$(411)	$(1,363)	(69.8)%
1    Amounts are included with interest expenses that are a component of adjusted expenses.

RECONCILIATION OF NET INVESTMENT INCOME TO ADJUSTED NET INVESTMENT INCOME
(UNAUDITED – IN MILLIONS)

NINE MONTHS ENDED SEPTEMBER 30,	2024	2023	% Change

Net investment income	$3,100	$2,946	5.2%

Items impacting net investment income:
Amortized hedge costs	(19)	(148)
Amortized hedge income	87	92
Net interest income (expense) from derivatives associated with certain investment strategies	(265)	(239)

Adjusted net investment income	$2,903	$2,651	9.5%

RECONCILIATION OF U.S. GAAP BOOK VALUE TO ADJUSTED BOOK VALUE
(UNAUDITED - IN MILLIONS, EXCEPT FOR SHARE AND PER-SHARE AMOUNTS)

SEPTEMBER 30,	2024	2023	% Change
U.S. GAAP book value	$24,830	$22,669
Less:
Unrealized foreign currency translation gains (losses)	(4,139)	(4,484)
Unrealized gains (losses) on securities and derivatives	537	(427)
Effect of changes in discount rate assumptions	(67)	(866)
Pension liability adjustment	(8)	17
Total AOCI	(3,677)	(5,760)
Adjusted book value	$28,507	$28,429
Add:
Unrealized foreign currency translation gains (losses)	(4,139)	(4,484)
Adjusted book value including unrealized foreign currency translation gains (losses)	$24,368	$23,945

Number of outstanding shares at end of period (000)	556,717	586,897

U.S. GAAP book value per common share	$44.60	$38.63	15.5%
Less:
Unrealized foreign currency translation gains (losses) per common share	(7.43)	(7.64)
Unrealized gains (losses) on securities and derivatives per common share	0.96	(0.73)
Effect of changes in discount rate assumptions per common share	(0.12)	(1.48)
Pension liability adjustment per common share	(0.01)	0.03
Total AOCI per common share	(6.60)	(9.81)
Adjusted book value per common share	$51.21	$48.44	5.7%
Add:
Unrealized foreign currency translation gains (losses) per common share	(7.43)	(7.64)
Adjusted book value including unrealized foreign currency translation gains (losses) per common share	$43.77	$40.80	7.3%

RECONCILIATION OF U.S. GAAP RETURN ON EQUITY (ROE) TO ADJUSTED ROE
(EXCLUDING IMPACT OF FOREIGN CURRENCY)

THREE MONTHS ENDED SEPTEMBER 30,	2024	2023
U.S. GAAP ROE - Net earnings[1]	(1.5)%	29.1%
Impact of excluding unrealized foreign currency translation gains (losses)	0.3	(4.5)
Impact of excluding unrealized gains (losses) on securities and derivatives	—	0.8
Impact of excluding effect of changes in discount rate assumptions	—	(3.1)
Impact of excluding pension liability adjustment	—	—
Impact of excluding AOCI	0.2	(6.8)
U.S. GAAP ROE - less AOCI	(1.3)	22.3
Differences between adjusted earnings and net earnings[2]	18.0	(6.7)
Adjusted ROE - reported	16.7	15.6
Less: Impact of foreign currency[3]	(0.2)	N/A
Adjusted ROE, excluding impact of foreign currency	17.0	15.6
1    U.S. GAAP ROE is calculated by dividing net earnings (annualized) by average shareholders' equity.
2    See separate reconciliation of net income to adjusted earnings.
3    Impact of foreign currency is calculated by restating all foreign currency components of the income statement to the weighted average foreign currency exchange rate for the comparable prior year period. The impact is the difference of the restated adjusted earnings compared to reported adjusted earnings. For comparative purposes, only current period income is restated using the weighted average prior period exchange rate, which eliminates the foreign currency impact for the current period. This allows for equal comparison of this financial measure.

RECONCILIATION OF U.S. GAAP RETURN ON EQUITY (ROE) TO ADJUSTED ROE
(EXCLUDING IMPACT OF FOREIGN CURRENCY)

NINE MONTHS ENDED SEPTEMBER 30,	2024	2023
U.S. GAAP ROE - Net earnings[1]	20.2%	27.4%
Impact of excluding unrealized foreign currency translation gains (losses)	(2.9)	(4.0)
Impact of excluding unrealized gains (losses) on securities and derivatives	0.6	(0.6)
Impact of excluding effect of changes in discount rate assumptions	(0.9)	(1.5)
Impact of excluding pension liability adjustment	—	—
Impact of excluding AOCI	(3.3)	(6.1)
U.S. GAAP ROE - less AOCI	16.9	21.3
Differences between adjusted earnings and net earnings[2]	(1.6)	(6.7)
Adjusted ROE - reported	15.3	14.6
Less: Impact of foreign currency[3]	(0.5)	N/A
Adjusted ROE, excluding impact of foreign currency	15.7	14.6
1    U.S. GAAP ROE is calculated by dividing net earnings (annualized) by average shareholders' equity.
2    See separate reconciliation of net income to adjusted earnings.
3    Impact of foreign currency is calculated by restating all foreign currency components of the income statement to the weighted average foreign currency exchange rate for the comparable prior year period. The impact is the difference of the restated adjusted earnings compared to reported adjusted earnings. For comparative purposes, only current period income is restated using the weighted average prior period exchange rate, which eliminates the foreign currency impact for the current period. This allows for equal comparison of this financial measure.

EFFECT OF FOREIGN CURRENCY ON ADJUSTED RESULTS[1]
(SELECTED PERCENTAGE CHANGES, UNAUDITED)

THREE MONTHS ENDED SEPTEMBER 30, 2024	Including Currency Changes	Excluding Currency Changes[2]
Net earned premiums[3]	(4.3)%	(3.1)%
Adjusted net investment income[4]	2.3	2.7
Total benefits and expenses	(9.2)	(8.3)
Adjusted earnings	10.6	12.1
Adjusted earnings per diluted share	17.4	19.0
1Refer to previously defined adjusted earnings and adjusted earnings per diluted share.
2Amounts excluding currency changes were determined using the same foreign currency exchange rate for the current period as the comparable period in the prior year, which eliminates dollar-based fluctuations driven solely from currency rate changes.
3Net of reinsurance
4Refer to previously defined adjusted net investment income.

EFFECT OF FOREIGN CURRENCY ON ADJUSTED RESULTS[1]
(SELECTED PERCENTAGE CHANGES, UNAUDITED)

NINE MONTHS ENDED SEPTEMBER 30, 2024	Including Currency Changes	Excluding Currency Changes[2]
Net earned premiums[3]	(5.8)%	(0.9)%
Adjusted net investment income[4]	9.5	11.9
Total benefits and expenses	(7.4)	(2.6)
Adjusted earnings	6.9	10.1
Adjusted earnings per diluted share	13.5	16.9
1Refer to previously defined adjusted earnings and adjusted earnings per diluted share.
2Amounts excluding currency changes were determined using the same foreign currency exchange rate for the current period as the comparable period in the prior year, which eliminates dollar-based fluctuations driven solely from currency rate changes.
3Net of reinsurance
4Refer to previously defined adjusted net investment income.

FORWARD-LOOKING INFORMATION

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” to encourage companies to provide prospective information, so long as those informational statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those included in the forward-looking statements. The company desires to take advantage of these provisions. This document contains cautionary statements identifying important factors that could cause actual results to differ materially from those projected herein, and in any other statements made by company officials in communications with the financial community and contained in documents filed with the Securities and Exchange Commission (SEC). Forward-looking statements are not based on historical information and relate to future operations, strategies, financial results or other developments. Furthermore, forward-looking information is subject to numerous assumptions, risks and uncertainties. In particular, statements containing words such as “expect,” “anticipate,” “believe,” “goal,” “objective,” “may,” “should,” “estimate,” “intends,” “projects,” “will,” “assumes,” “potential,” “target,” "outlook" or similar words as well as specific projections of future results, generally qualify as forward-looking. Aflac undertakes no obligation to update such forward-looking statements.

The company cautions readers that the following factors, in addition to other factors mentioned from time to time, could cause actual results to differ materially from those contemplated by the forward-looking statements:

•difficult conditions in global capital markets and the economy, including inflation
•defaults and credit downgrades of investments
•global fluctuations in interest rates and exposure to significant interest rate risk
•concentration of business in Japan
•limited availability of acceptable yen-denominated investments
•foreign currency fluctuations in the yen/dollar exchange rate
•differing interpretations applied to investment valuations
•significant valuation judgments in determination of expected credit losses recorded on the Company's investments
•decreases in the Company's financial strength or debt ratings
•decline in creditworthiness of other financial institutions
•the Company's ability to attract and retain qualified sales associates, brokers, employees, and distribution partners
•deviations in actual experience from pricing and reserving assumptions
•ability to continue to develop and implement improvements in information technology systems and on successful execution of revenue growth and expense management initiatives
•interruption in telecommunication, information technology and other operational systems, or a failure to maintain the security, confidentiality, integrity or privacy of sensitive data residing on such systems
•subsidiaries' ability to pay dividends to the Parent Company
•inherent limitations to risk management policies and procedures
•operational risks of third-party vendors
•tax rates applicable to the Company may change
•failure to comply with restrictions on policyholder privacy and information security
•extensive regulation and changes in law or regulation by governmental authorities
•competitive environment and ability to anticipate and respond to market trends
•catastrophic events, including, but not limited to, as a result of climate change, epidemics, pandemics, tornadoes, hurricanes, earthquakes, tsunamis, war or other military action, major public health issues, terrorism or other acts of violence, and damage incidental to such events
•ability to protect the Aflac brand and the Company's reputation
•ability to effectively manage key executive succession
•changes in accounting standards
•level and outcome of litigation or regulatory inquiries
•allegations or determinations of worker misclassification in the United States

Analyst and investor contact - David A. Young, 706.596.3264; 800.235.2667 or dyoung@aflac.com

Media contact - Ines Gutzmer, 762.207.7601 or igutzmer@aflac.com